Exhibit 10.6

[●], 2021

Clover Leaf Capital Corp.

1450 Brickell Avenue, Suite 2520
New York, NY 10036

Ladies and Gentlemen:

Clover Leaf Capital Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 62,500 units of the Company (“Placement Units”), each Placement Unit consisting of (i) one share of Class A common stock of the Company, $0.0001 par value (the “Common Stock”), one right to receive one-twentieth (1/20) of a Common Stock upon the consummation of the Business Combination (the “Detachable Rights”), and (iii) a contingent right to receive at least one-fifteenth (1/15) of a share of Common Stock following the initial business combination redemption time (as defined in the Registration Statement) under certain circumstances pursuant to the Company’s contingent rights agreement and subject to adjustment as further described in the Company’s Registration Statement (the “Contingent Rights”), at $10.00 per Placement Unit, for a purchase price of $625,000 (the “Placement Unit Purchase Price”).

The undersigned hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 9,375 Over-Allotment Units, or a maximum purchase price of $93,750 (“Over-Allotment Unit Purchase Price”, together with the Placement Unit Purchase Price, the “Purchase Price”), purchased by Maxim Group LLC (the “Underwriter”) so that at least $10.10 per share sold to the public in the IPO is held in the trust account (as described in the Registration Statement, the “Trust Account”) regardless of whether the over-allotment option is exercised in full or in part.

The consummation of the purchase and issuance of the Placement Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with or prior to the consummation of the IPO, the undersigned shall deposit the Placement Unit Purchase Price into the Trust Account.

The holder of any Contingent Rights underlying the Placement Units and Over-Allotment Units shall only be entitled to receive one-fifteenth (1/15) of a share of Common Stock at the distribution time (as defined in the Company’s Registration Statement). Such holders will not be entitled to any portion of the 833,333 (or 958,333 if the underwriters’ over-allotment is exercised in full) distributable shares (as defined in the Company’s Registration Statement) that the public stockholders of the remaining public shares may receive on a pro-rata basis based on their percentage ownership of Common Stock issued and outstanding after such redemptions. Except as described above, the Placement Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the shares of Common Stock included in the Placement Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 15 months from the closing of the IPO (or up to 24 months, as described in more detail in the Company’s Registration Statement) or with respect to any other provision relating to stockholders’ rights or pre-business activity), unless the Company provides the holders of shares of Common Stock underlying the units sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Account, including interest earned on Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock underlying the units sold in the IPO;

●	not to convert any shares of Common Stock included in the Placement Units and Over-Allotment Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Certificate of Incorporation, and not to tender any shares of Common Stock included in the Placement Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	that the undersigned will not participate in any liquidation distribution with respect to the Placement Units and Over-Allotment Units or any underlying securities (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Placement Units, Over-Allotment Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s officers, directors, any affiliates or family members of any of our officers of directors, any members of the Company’s sponsor, or any affiliates of the Company’s sponsor, (ii) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased, (iii) by virtue of the laws of Delaware or the Company’s sponsor’s limited liability company agreement upon dissolution of the Company’s sponsor, (iv) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization, (v) in the case of an individual, by virtue of the laws of descent and distribution upon death, (vi) pursuant to a qualified domestic relations order, (vii) in the event of the Company’s liquidation prior to the completion of the Business Combination, (viii) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (i) through (v) or (vi) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements, and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus); and

●	the Placement Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Placement Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned further acknowledges and agrees that the Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(g)(1). Additionally, the Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Placement Units and their components parts after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Placement Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Placement Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Placement Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Placement Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

MAXIM GROUP LLC

By:
Name:
Title:

Accepted and Agreed:

CLOVER LEAF CAPITAL CORP.

By:
	Name:	Felipe MacLean
	Title:	Chief Executive Officer

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